Exhibit 5.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218
File No: 63295.000002

December 18, 2003

Via Overnight Delivery

Board of Directors

Highland Hospitality Corporation

8405 Greensboro Drive, Suite 500

McLean, Virginia 22102

Highland Hospitality Corporation

Registration Statement on Form S-8

Relating to Highland Hospitality Corporation 2003 Omnibus Stock Incentive Plan

Gentlemen:

We have acted as counsel for Highland Hospitality Corporation, a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company on or about December 18, 2003 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to 1,777,000 shares of the Company’s common stock, $0.01 par value per share (the “Plan Shares”), issuable pursuant to the Highland Hospitality Corporation 2003 Omnibus Stock Incentive Plan (the “Plan”), as referenced in the Registration Statement. This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In rendering this opinion, we have relied upon, among other things, our examination of such documents and records of the Company and certificates of its officers and of public officials as we have deemed necessary for purposes of the opinions expressed below.

Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland.

2. The issuance of the Plan Shares has been duly authorized by the Company and, upon issuance pursuant to the terms of the Plan, the Plan Shares will be legally issued, fully paid and nonassessable.

Board of Directors

Highland Hospitality Corporation

December 18, 2003

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/    Hunton & Williams LLP